UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015 (April 30, 2015)

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2015, EchoStar Corporation (“EchoStar” or the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.              The election of R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, Anthony M. Federico, Pradman P. Kaul, Tom A. Ortolf, and C. Michael Schroeder as directors to serve until the 2016 annual meeting of shareholders or until his respective successor shall be duly elected and qualified; and

b.              Ratification of the appointment of KPMG LLP as EchoStar’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The following are the final voting results for each of the two items voted on at the meeting:

Proposal 1: Election of Directors:

	Votes
Nominee	For	Withheld	Non-Votes
R. Stanton Dodge	490,486,361	25,155,231	2,536,305
Michael T. Dugan	491,535,942	24,105,650	2,536,305
Charles W. Ergen	491,091,151	24,550,441	2,536,305
Anthony M. Federico	502,941,786	12,699,806	2,536,305
Pradman P. Kaul	490,997,379	24,644,213	2,536,305
Tom A. Ortolf	501,017,812	14,623,780	2,536,305
C. Michael Schroeder	503,073,136	12,568,456	2,536,305

Proposal 2: Ratification of the appointment of KPMG LLP:

Votes
For	Against	Abstain

517,800,676	189,490	187,731

Item 7.01 Regulation FD Disclosure.

As discussed by Michael T. Dugan, the President and Chief Executive Officer of the Company at the annual meeting of the Company’s shareholders held on April 30, 2015, the subscribers in the Company’s Hughes segment increased by 22,000 net subscribers for the three months ended as of March 31, 2015. These subscribers include subscriptions with HughesNet services, through retail, wholesale and small/medium enterprise service channels.

The information under Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: May 1, 2015	By:	/s/ Dean A. Manson
Executive Vice President, General Counsel and Secretary